EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file number 333-85273) of Video City, Inc., of our report dated June 6, 2003, relating to the audit of the consolidated financial statements of Video City, Inc. financial statements as of January 31, 2003 and for the year then ended, which report is included in this Annual Report on Form 10-K.

BDO SEIDMAN, LLP

Los Angeles, California

June 17, 2003